Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1-(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G is being filed, and any amendments thereto will be filed, with respect to the ownership by each of the undersigned of securities issued by Kuke Music Holding Limited. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any required amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Reporting Person/Group Name as listed on Cover Page:	Atlantis Investment Management Limited
Signature of Authorized Person:	By	/s/ Yang Liu
	Title:	Director
	Date:	June 30, 2025

Reporting Person/Group Name as listed on Cover Page:	Atlantis Capital Group Holdings Limited
Signature of Authorized Person:	By	/s/ Yang Liu
	Title:	Director
	Date:	June 30, 2025

Reporting Person/Group Name as listed on Cover Page:	Yang Liu
Signature of Authorized Person:	By	/s/
Title:
	Date:	June 30, 2025

Reporting Person/Group Name as listed on Cover Page:	Syzygy Stable Multi-Asset Strategy SP
Signature of Authorized Person:	By	/s/ Yang Liu
	Title:	Chief Investment Officer
	Date:	June 30, 2025

Reporting Person/Group Name as listed on Cover Page:	Atlantis New Hong Kong Equity Fund Limited
Signature of Authorized Person:	By	/s/ Yang Liu
	Title:	Director
	Date:	June 30, 2025

Reporting Person/Group Name as listed on Cover Page:	Riverwood Multi-Growth Fund
Signature of Authorized Person:	By	/s/ Yang Liu
	Title:	Director
	Date:	June 30, 2025